UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2026

Onconetix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41294	83-2262816
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 E. Fifth Street, Suite 1900, Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	ONCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 22, 2026, Onconetix, Inc. (the “Company”) made an additional advance of $500,000 to Realbotix, LLC (“Realbotix”) pursuant to that certain Grid Promissory Note, dated September 11, 2026 (the “Note”), previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 14, 2026 (the “Prior Form 8-K”).

As previously disclosed, pursuant to the Note, the Company agreed to make available to Realbotix loans in an aggregate principal amount of up to $5.0 million, of which $2.5 million was advanced on September 11, 2026. Following the additional $500,000 advance, the aggregate principal amount outstanding under the Note is $3.0 million.

The terms of the Note remain unchanged. The description of the Note contained in the Prior Form 8-K is incorporated herein by reference.

Item 9.01. Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onconetix, Inc.

Dated: October 23, 2026	By:	/s/ David A. White
David A. White
Chief Executive Officer

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